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                                  EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation in this Registration Statement of DCB Financial Corp (the "Company") on Form S-3, of our report dated February 5, 1999 on the 1998 consolidated financial statements of the Company, which report is included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this Registration Statement.


                                         /s/  Crowe, Chizek and Company LLP

                                         Crowe, Chizek and Company LLP


Columbus, Ohio
March 26, 1999


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